EXHIBIT 12

                       THE PROMUS COMPANIES INCORPORATED
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)
                                                                      FISCAL YEAR
                                               ----------------------------------------------------------
                                                        1993           1992           1991           1990
                                               -------------  -------------  -------------  -------------
RETURN ON REVENUES-CONTINUING
  Income from continuing operations..........  $      91,793  $      51,418  $      30,011  $      23,353
  Revenues...................................      1,251,855      1,113,066      1,031,112      1,004,206
     Return..................................            7.3%           4.6%           2.9%           2.3%

RETURN ON AVERAGE INVESTED CAPITAL
  Income from continuing operations..........  $      91,793  $      51,418  $      30,011  $      23,353
  Add: Interest expense after tax............         60,633         74,518         84,415         74,705
                                               -------------  -------------  -------------  -------------
                                               $     152,426  $     125,936  $     114,426  $      98,058
                                               -------------  -------------  -------------  -------------
                                               -------------  -------------  -------------  -------------
  Average invested capital...................  $   1,444,747  $   1,361,793  $   1,262,939  $   1,257,902
     Return..................................           10.6%           9.2%           9.1%           7.8%

RETURN ON AVERAGE EQUITY
  Income from continuing operations..........  $      91,793  $      51,418  $      30,011  $      23,353
  Average equity.............................        474,733        395,212        289,361        231,550
     Return..................................           19.3%          13.0%          10.4%          10.1%

RATIO OF EARNINGS TO FIXED CHARGES
  Income from continuing operations..........  $      91,793  $      51,418  $      30,011  $      23,353
  Add/(less)
     Provision for income taxes..............         73,262         36,881         22,183         20,710
     Interest expense........................        106,232        118,278        130,796        117,636
     Interest included in rental expense.....          7,207          4,891          5,446          5,117
     Amortization of capitalized interest....            892            790          2,233            718
     Dividends received from equity
       investments...........................            441
     (Income) or loss from equity
       investments...........................         (1,585)          (628)           418          1,171
                                               -------------  -------------  -------------  -------------
          Earnings as defined................  $     278,242  $     211,630  $     191,087  $     168,705
                                               -------------  -------------  -------------  -------------
                                               -------------  -------------  -------------  -------------
  Interest expense...........................  $     106,232  $     118,278  $     130,796  $     117,636
  Capitalized interest.......................          3,127          2,379          3,014         10,612
  Interest included in rental expense........          7,207          4,891          5,446          5,117
                                               -------------  -------------  -------------  -------------
          Total fixed charges................  $     116,566  $     125,548  $     139,256  $     133,365
                                               -------------  -------------  -------------  -------------
                                               -------------  -------------  -------------  -------------
     Ratio of earnings to fixed charges......            2.4            1.7            1.4            1.3
                                               -------------  -------------  -------------  -------------
                                               -------------  -------------  -------------  -------------

                       THE PROMUS COMPANIES INCORPORATED
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)
                                                                      FISCAL YEAR
                                               ----------------------------------------------------------
                                                        1993           1992           1991           1990
                                               -------------  -------------  -------------  -------------
CURRENT RATIO
  Current assets.............................  $     163,558  $     137,147  $     117,351  $     110,319
  Current liabilities........................        252,004        157,283        221,814        204,013
     Ratio...................................            0.6            0.9            0.5            0.5

RATIO OF BOOK EQUITY TO DEBT
  Book equity as of fiscal year-end..........  $     536,037  $     427,930  $     375,035  $     213,289
  Total debt.................................        841,964        881,325        887,468        956,947
     Ratio...................................            0.6            0.5            0.4            0.2

RATIO OF MARKET EQUITY TO DEBT
  Market equity as of fiscal year-end........  $   4,678,304  $   1,867,828  $     743,369  $     399,795
  Total debt.................................        841,964        881,325        887,468        956,947
     Ratio...................................            5.6            2.1            0.8            0.4

RATIO OF EBITDA TO INTEREST PAID
  Income before extraordinary items..........  $      91,793  $      51,418  $      30,011  $      23,353
  Add/(less)
     Income tax provision....................         73,262         36,881         22,183         20,710
     Interest expense........................        106,561        118,282        133,992        118,580
     Interest expense of nonconsolidated
       affiliates............................        (12,707)       (14,395)       (19,122)       (15,833)
     Depreciation and amortization...........         98,095         92,342         88,073         82,073
     Deferred finance charge amortization....         (4,107)        (5,863)        (6,704)        (5,855)
     Amortization of debt discounts and
       premiums..............................         (1,041)        (1,661)          (649)           153
     Net losses of and distributions from
       nonconsolidated affiliates............          2,782          6,452         13,431         12,713
                                               -------------  -------------  -------------  -------------
          Earnings before interest, taxes,
             depreciation and amortization...  $     354,638  $     283,456  $     261,215  $     235,894
                                               -------------  -------------  -------------  -------------
                                               -------------  -------------  -------------  -------------
  Interest expense...........................  $     106,561  $     118,282  $     133,992  $     118,580
  Add/(less)
     Interest expense of nonconsolidated
       affiliates............................        (12,707)       (14,395)       (19,122)       (15,833)
     Deferred finance charge amortization....         (4,107)        (5,863)        (6,704)        (5,855)
     Amortization of debt discounts and
       premiums..............................         (1,041)        (1,661)          (649)           153
     Capitalized interest....................          3,127          2,379          3,014         10,612
                                               -------------  -------------  -------------  -------------
          Interest paid......................  $      91,833  $      98,742  $     110,531  $     107,657
                                               -------------  -------------  -------------  -------------
                                               -------------  -------------  -------------  -------------
     Ratio of EBITDA to interest paid........            3.9            2.9            2.4            2.2
                                               -------------  -------------  -------------  -------------
                                               -------------  -------------  -------------  -------------

                       THE PROMUS COMPANIES INCORPORATED
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)
                                                                      FISCAL YEAR
                                               ----------------------------------------------------------
                                                        1993           1992           1991           1990
                                               -------------  -------------  -------------  -------------
RATIO OF DEBT TO EBITDA
  Total debt.................................  $     841,964  $     881,325  $     887,468  $     956,947
                                               -------------  -------------  -------------  -------------
                                               -------------  -------------  -------------  -------------
  Income before extraordinary items..........  $      91,793  $      51,418  $      30,011  $      23,353
  Add/(less)
     Income tax provision....................         73,262         36,881         22,183         20,710
     Interest expense........................        106,561        118,282        133,992        118,580
     Interest expense of nonconsolidated
       affiliates............................        (12,707)       (14,395)       (19,122)       (15,833)
     Depreciation and amortization...........         98,095         92,342         88,073         82,073
     Deferred finance charge amortization....         (4,107)        (5,863)        (6,704)        (5,855)
     Amortization of debt discounts and
       premiums..............................         (1,041)        (1,661)          (649)           153
     Net losses of and distributions from
       nonconsolidated affiliates............          2,782          6,452         13,431         12,713
                                               -------------  -------------  -------------  -------------
          Earnings before interest, taxes,
             depreciation and amortization...  $     354,638  $     283,456  $     261,215  $     235,894
                                               -------------  -------------  -------------  -------------
                                               -------------  -------------  -------------  -------------
Ratio of debt to EBITDA......................            2.4            3.1            3.4            4.1
                                               -------------  -------------  -------------  -------------
                                               -------------  -------------  -------------  -------------